UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2013

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 25, 2013, the Board of Directors of SUPERVALU INC. (the “Company” or “SUPERVALU”) elected two new members to its Board of Directors, John Standley and Mark A. Neporent, effective April 26, 2013.

Mr. Standley, 50, is the Chairman, President and Chief Executive Officer of Rite Aid Corporation and has spent the past 20 years in executive leadership roles in the grocery and pharmacy retail business. He became Rite Aid Corporation’s President and Chief Operating Officer in September 2008, was appointed to the Rite Aid Board of Directors in 2009 and was named Chief Executive Officer in June 2010. He was elected Chairman of Rite Aid’s Board of Directors in June 2012. Mr. Standley had previously served as Rite Aid’s Chief Financial Officer, Chief Administrative Officer and Senior Executive Vice President from 1999 to 2005. Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with more than 4,600 stores in 31 states and the District of Columbia and fiscal 2013 annual revenues of $25.4 billion. In addition to his tenure at Rite Aid, Mr. Standley served as Chief Executive Officer and a member of the Board of Directors of Pathmark Stores, a northeast regional supermarket chain, from 2005-2007. He also worked with The Yucaipa Companies from 1994 to 1999 in a variety of senior leadership positions at several grocery companies that were consolidated into Fred Meyer Inc. Mr. Standley is currently vice chairman of the National Association of Chain Drug Stores (NACDS) and is a graduate of Pepperdine University.  Mr. Standley has been appointed to serve on the Company’s Audit Committee.

On July 26, 2010 the Company’s subsidiary and parent entity of its Save-A-Lot segment, Moran Foods, LLC (“Moran”), entered into a Master License Agreement and Master Supply Agreement with Rite Aid Corporation and Eckerd Corporation (collectively, “Rite Aid”) under which Moran supplies inventory in the ordinary course of business to ten co-branded Save-A-Lot/Rite Aid stores in South Carolina, which are owned and operated by Rite Aid.  Additionally, Moran entered into equipment leases for each co-branded location.  The terms of the Master License Agreement, Master Supply Agreement and equipment leases are similar to terms offered to other Save-A-Lot licensees of similar size; however, Moran does not have a preferential right to purchase any of the co-branded locations.  Moran sells approximately $6.7 million of inventory to Rite Aid annually under the Master Supply Agreement.  The current term of the Master License Agreement and Master Supply Agreement expires on July 26, 2015.

Mr. Neporent, 55, has served as Chief Operating Officer and General Counsel of Cerberus Capital Management, L.P. (“Cerberus”) since 1998.  Cerberus, one of the world’s leading private investment firms, has more than $20 billion under management invested in four primary strategies: distressed securities & assets; control and non-control private equity; commercial mid-market lending and real estate-related investments. Mr. Neporent is responsible for the day-to-day management of Cerberus and serves on many of the Firm’s committees, including the Investment Committee, Valuation Committee and Risk/Compliance Committee, among others. Prior to joining Cerberus, Mr. Neporent was a partner in the Business Reorganization and Finance Group at Schulte Roth & Zabel LLP, where he practiced from 1986 until he joined Cerberus. He also practiced from 1982 to 1986 at the firm of Otterbourg Steindler Houston & Rosen, P.C. Mr. Neporent is a graduate of Lehigh University and Syracuse University College of Law.

Mr. Neporent is a designee of Symphony Investors LLC (“Symphony Investors”) pursuant to the terms of the Tender Offer Agreement (the “Tender Offer Agreement”), dated January 10, 2013, by and between SUPERVALU, Symphony Investors and Cerberus. Cerberus is an affiliate of Symphony Investors, which is the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of 21.2% of the Company’s Common Stock.  Cerberus is also an affiliate of AB Acquisition LLC (“AB Acquisition”), which owns Albertson’s LLC and New Albertsons, Inc. (“NAI”). AB Acquisition acquired NAI from SUPERVALU on March 21, 2013 pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated January 10, 2013, by and between SUPERVALU, AB Acquisition and NAI, which resulted in the sale of the NAI banners, including Albertson’s, Acme, Jewel-Osco, Shaw’s and Star Market banners and related Osco and Sav-on in-store pharmacies to AB Acquisition for $100 million in cash, subject to potential working capital adjustments, and the assumption of approximately $3,200 million in debt and capital lease obligations, which were retained by NAI.

As part of the sale of NAI, AB Acquisition assumed the obligations on $467 million of bonds issued by NAI’s subsidiary, American Stores Company (“ASC”), but the existing guarantee provided by the Company to the ASC bondholders was not released and the Company continues as guarantor.  Concurrently with the closing of the sale of NAI, AB Acquisition entered into an agreement with the Company to indemnify the Company for any consideration used to satisfy the guarantee by depositing $467 million in cash into an escrow account, which gives the Company first priority interest and the trustee of the ASC bondholders second priority interest in the collateral balance.

The Company and AB Acquisition entered into a binding term sheet with the Pension Benefit Guaranty Corporation relating to issues regarding the effect of the sale of NAI on certain SUPERVALU retirement plans. The agreement requires that the Company will not pay any dividends to its stockholders at any time for the period beginning on January 9, 2013 and ending on the earliest of (i) March 21, 2018, (ii) the date on which the total of all contributions made to the SUPERVALU Retirement Plan that were made to the SUPERVALU Retirement Plan on or after the closing date of the sale of NAI is at least $450 million and (iii) the date on which SUPERVALU’s unsecured credit rating is BB+ from Standard & Poor’s or Ba1 from Moody’s (such earliest date, the end of the “PBGC Protection Period”). SUPERVALU has also agreed to make certain contributions to the SUPERVALU Retirement Plan in excess of the minimum required contributions at or before the end of fiscal years 2015-2017 (where such fiscal years end during the PBGC Protection Period) as follows: $25 million by the end of fiscal 2015, $25 million by the end of fiscal 2016 and $50 million by the end of fiscal 2017, and AB Acquisition has agreed to provide a guarantee to the PBGC for such excess payments.

In connection with the sale of NAI, SUPERVALU and Albertson’s LLC entered into a Transition Services Agreement under which SUPERVALU is providing to Albertson’s LLC, and Albertson’s LLC is providing to SUPERVALU, certain services as described therein for an initial term of two and one-half years. In addition, SUPERVALU and NAI entered into a Transition Services Agreement under which SUPERVALU is providing to NAI, and NAI is providing to SUPERVALU, certain services as described therein for an initial term of two and one-half years. The Company expects to earn incremental annual fees under these Transition Services Agreements of approximately $158 million in fiscal 2014, net of fees historically recognized under its existing transition services agreement with Albertson’s LLC.  In addition, the Company will receive transitional fees of $60 million in the first year of the agreements.  In connection with providing these services, the Company has and may in the future enter into merchandising, procurement, vendor and services contracts in the ordinary course of business under which the Company, Albertson’s LLC and/or NAI purchase jointly. SUPERVALU and NAI also entered into a Trademark Cross-Licensing Agreement upon consummation of the Stock Purchase Agreement pursuant to which SUPERVALU and NAI license to the other party and its affiliates certain names and marks.

Additionally, in connection with the sale of NAI, SUPERVALU entered into an Operating and Supply Agreement with NAI under which SUPERVALU will operate a warehouse/distribution center owned by NAI for an initial term of five years. The Company will provide wholesale distribution of products to certain NAI banners and to certain of the Company’s independent retail customers from this warehouse/distribution center. SUPERVALU and NAI also entered into a Supply Agreement pursuant to which SUPERVALU shall supply certain products to grocery stores and supermarkets owned by NAI and its subsidiaries for an initial term of one year.

The nine-person Board of Directors resulting from these appointments of Messrs. Standley and Neporent will have five members who are independent directors under the New York Stock Exchange listing standards. Pursuant to the terms of the Tender Offer Agreement, the Board of Directors will continue the search process for one additional independent director. Upon the selection and appointment of this director, Mr. Sam Duncan, SUPERVALU’s President and Chief Executive Officer will be added to the Board, increasing the final size of the Board to 11 directors.

(e) On April 25, 2013, the Leadership Development and Compensation Committee of the Company’s Board of Directors adopted a new annual bonus program which includes certain executive officers of the Company. The new program has a performance period for the first half of fiscal 2014 and a performance period for the second half of fiscal 2014 and establishes performance criteria based on the following metrics: EBITDA for the Company; EBITDA and same store sales growth for the Retail Food and Save-A-Lot segments; and sales for the Independent Business segment.  The target bonus for fiscal 2014 for Sam Duncan, the Company’s Chief Executive Officer and President, is 100% of his base salary and is based on Company EBITDA (50%), same store sales growth for the Retail Food and Save-Lot segments (25%) and sales for the Independent Business segment (25%).

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On April 25, 2013, the Board of Directors approved the following amendments to the Company’s Bylaws effective on April 26, 2013:

•                  Section 3.02 was amended to reduce the maximum number of directors from 15 to 11.

•                  Section 3.14 was amended to clarify that the Chairman of the Board will not be disqualified from serving as Chairman of the Board for failing to be an independent director.

•                  Article IV was amended to clarify that other than the Executive Committee, the standing committees of the Board are to be comprised of independent directors.

•                  Article IV was amended to remove references to the Finance Committee to reflect the Board’s determination to eliminate the Finance Committee and to return to the Board the responsibilities previously delegated to the Finance Committee.

•                  Article V was amended to include the Chief Financial Officer and to clarify certain responsibilities and titles with respect to certain other officers of the Company.

•                  Section 5.15 was amended to remove the Chairman of the Board as a one of the signatories authorized by the Bylaws.

SUPERVALU’s Bylaws, as amended and restated, are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., as amended April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2013

SUPERVALU INC.

	By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of SUPERVALU INC., as amended April 26, 2013